Exhibit 99.1

FOR IMMEDIATE RELEASE

Peapack-Gladstone Financial Corporation Completes Private Placement of $100 Million of Subordinated Notes

BEDMINSTER, New Jersey, December 22, 2020 – Peapack-Gladstone Financial Corporation (NASDAQ Global Select Market: PGC) (the “Company”), the holding company for Peapack-Gladstone Bank, today announced the completion of its private placement of $100.0 million in fixed-to-floating rate subordinated notes due 2030 (the “Notes”).

The Notes are intended to qualify as Tier 2 capital for regulatory purposes. The Notes will initially bear interest at a fixed annual rate of 3.50% for the first five years and will reset quarterly thereafter to the then current three-month SOFR rate plus 326 basis points.

The Company intends to use the net proceeds from the offering for general corporate purposes, which may include the potential redemption of existing subordinated debentures, acquisitions of wealth management firms and stock repurchases, subject to any applicable regulatory clearances.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement with the purchasers of the Notes pursuant to which the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended, with substantially the same terms as the Notes.

Douglas L. Kennedy, President and CEO of the Company, commented, “We were pleased to have investment grade ratings from both Kroll and Moody’s. We believe those ratings and our ability to raise $100 million of additional Tier 2 capital at one of the lowest rates since the pandemic hit, reflects the strength and quality of our organization and management team. The proceeds of this offering will allow us to be in a position to call a portion of our outstanding debt carrying a higher rate, if we so choose, and support growth initiatives and capital management opportunities, all without dilution to existing shareholders.”

Piper Sandler & Co. and Keefe, Bruyette & Woods, A Stifel Company served as joint placement agents for the Notes offering. Luse Gorman, PC served as legal counsel to the Company and Covington & Burling LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy the Notes, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

ABOUT PEAPACK-GLADSTONE FINANCIAL CORPORATION

Founded in 1921, Peapack-Gladstone Financial Corporation is a New Jersey bank holding company with total assets of $6.0 billion, and wealth management assets under management and/or administration of $7.6 billion as of September 30, 2020. Peapack-Gladstone Bank is a commercial bank that provides innovative wealth management, commercial and retail solutions, including residential lending and online platforms, to businesses and consumers. For over four generations, Peapack Private, the Bank’s wealth management division, has offered comprehensive financial, tax, fiduciary and investment advice and solutions, to individuals, families, privately held businesses, family offices and not-for-profit organizations, which help them establish, maintain and expand their legacy. Together, Peapack-Gladstone Bank and Peapack Private offer an unparalleled commitment to client service. Visit www.pgbank.com and www.peapackprivate.com for more information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following additional risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations:

•	demand for our products and services may decline, making it difficult to grow assets and income;

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if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income;

•	collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase;

•	our allowance for loan losses may have to be increased if borrowers experience financial difficulties, which will adversely affect our net income;

•	the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us;

•

as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income;

•	a material decrease in net income or a net loss over several quarters could result in a decrease in the rate of our quarterly cash dividend;

•	our wealth management revenues may decline with continuing market turmoil;

•	a worsening of business and economic conditions or in the financial markets could result in an impairment of certain intangible assets, such as goodwill;

•

the unanticipated loss or unavailability of key employees due to the outbreak, which could harm our ability to operate our business or execute our business strategy, especially as we may not be successful in finding and integrating suitable successors;

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we may face litigation, regulatory enforcement and reputation risk as a result of our participation in the Paycheck Protection Plan and the risk that the Small Business Administration may not fund some or all PPP loan guaranties;

•	our cyber security risks are increased as the result of an increase in the number of employees working remotely; and

•	Federal Deposit Insurance Corporation premiums may increase if the agency experience additional resolution costs.

A discussion of these and other factors that could affect our results is included in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2019. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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Contact: Jeffrey J. Carfora, Senior Executive Vice President and Chief Financial Officer, jcarfora@pgbank.com, 908.719.4308, Peapack-Gladstone Financial Corporation, 500 Hills Drive, Suite 300, Bedminster, NJ 07921.